Exhibit 5.1

Thompson & Knight llp
ATTORNEYS AND COUNSELORS	AUSTIN DALLAS FORT WORTH HOUSTON LOS ANGELES NEW YORK ----------------------------------------------- ALGIERS LONDON MÉXICO CITY MONTERREY PARIS
ONE ARTS PLAZA 1722 ROUTH STREET ● SUITE 1500 DALLAS, TEXAS 75201 214.969.1700 FAX 214.969.1751 www.tklaw.com

December 15, 2017
Contango ORE, Inc. 3700 Buffalo Speedway, Suite 925 Houston, Texas 77098
Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Contango ORE, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).  The Registration Statement relates to the registration of the offer and sale by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 500,000 additional shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, issuable under the Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan (the “Plan”).

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i)            the Company’s Certificate of Incorporation and the Company’s Bylaws;

(ii)            the Registration Statement; and

(iii)            the Plan.

We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.

In connection with the opinion expressed below, we have assumed:

(i)            The genuineness of all signatures;

(ii)            The authenticity of the originals of the documents submitted to us;

(iii)            The conformity to authentic originals of any documents submitted to us as copies;

Contango ORE, Inc.
December 15, 2017

(iv)            As to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Company; and

(v)            The offer and sale of the Shares comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware (including all applicable provisions of the constitution of such jurisdiction and reported judicial decisions interpreting such law), and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinion expressed herein is rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting such opinion.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully yours,

/s/ Thompson & Knight LLP

TTS
BD
SWG